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                                                                    EXHIBIT 10.3


                                 ADDENDUM NO. 2
                           TO MASTER LEASE AGREEMENT
                         DATED AS OF DECEMBER 31, 1998


     THIS ADDENDUM amends and supplements above lease (the "Lease"), between GENERAL ELECTRIC CAPITAL CORPORATION ("Lessor") and MYRIAD GENETICS, INC. ("Lessee") and is hereby incorporated into the Lease as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

     The Lease is hereby amended as follows:

     The following is added as paragraph two to Section III (b):

              If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Code, as amended, the Effective Rate is lower than thirty-five percent (35%) for 1998 or any subsequent year during the lease term, then Lessee shall have the right to request a decrease in the rent payments by requiring the Lessor to make a payment of a single sum equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times (ii) the adjusted Stipulated Loss Value divided by the difference between the new Effective Tax Rate (expressed as a decimal) and one (1). The adjusted Stipulated Loss Value shall be the Stipulated Loss Value (calculated as of the first rental due in the year for which such adjustment is being made) less the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all subsequent years of the lease term). Lessor shall pay to Lessee the full amount of the reduction rent payment on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made.


     Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. This Addendum is not binding or effective with respect to the Lease or the Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Addendum to be executed by their duly authorized representatives as of the date first above written.


LESSOR:                             LESSEE:

GENERAL ELECTRIC CAPITAL            MYRIAD GENETICS INC.
CORPORATION

By:      /s/ Steve Mann             By:    /s/ Jay M. Moyes
   ---------------------------         -------------------------------

Name:    Steve Mann                 Name:  Jay M. Moyes
     -------------------------           -----------------------------

Title:   Risk Analyst               Title: V.P. Finance/C.F.O.
      ------------------------            ----------------------------


                                    Attest:

                                    By:    /s/ Jeff Johnson
                                       -------------------------------